===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                      VICTORY CAPITAL HOLDINGS CORPORATION
                                Formerly Known As
                   NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   87-0564472
                      (IRS Employer Identification Number)

           7860 Mission Center Court, #100 San Diego California 92108
                    (Address of principal executive offices)

                              John Smaha, Attorney
                         7860 Mission Center Court #100
                           San Diego, California 92108
                     (Name and address of agent for service)

                                 (619) 688-1557
          (Telephone number, including area code of agent for service)

                              2003 Stock Award Plan
                            (Full title of the Plans)
          ------------------------------------------------------------


                                   CALCULATION OF REGISTRATION FEE
                                   -------------------------------

    Title of        Amount to be    Proposed Maximum   Proposed Maximum          Amount of
Securities to be     Registered      Offering Price       Aggregate           Registration Fee(1)
  Registered                          Per Share (1)    Offering Price (1)

Common Stock          1,000,000           $.65           $650,000.00             $52.59
----------------   --------------   ----------------   -------------------   --------------------

         (1) Computed pursuant to Rule 457(c), (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: 1,000,000 shares at a weighted average exercise price of $.65 a share, which represents the average of the bid and asked price of the Common Stock as quoted on the OTC Bulletin Board on June, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1), the information required by Part I is included in documents sent or given to each employee or Consultant to Victory Capital Holdings Corporation (the "Company").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, all of which were previously filed by the Company with the Securities & Exchange Commission (the "Commission") pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1) The Company's Form 10-KSB for the year ended December 31, 2002, filed on March 25, 2003 under Section 13(a) or 15(d) of the Exchange Act;

        (2) The Company's Form 10-QSB for the period ended March 31, 2003, filed on May 9, 2003;

        (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above;

        (4) All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

       The class of securities to be offered hereby has been registered under
Section 12 of the Exchange Act by the Registrant, and incorporated by reference herein.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Smaha & Daley, APC, 7860 Mission Center Court, suite 100, San Diego, California, 92108, which has served as special counsel to the Company in the preparation of this Form S-8 Registration Statement. No members of Smaha & Daley have a substantial interest in the Company or are employed on a contingent basis by the Company.

        HJ and Associates consents to the incorporation by reference of its report on the audited financial statements contained in the Form 10-KSB for the year ended December 31, 2002, filed on March 25, 2003.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws provide for the indemnification of its directors and officers to the maximum extent provided by law. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or served any other enterprise as a director, officer or employee at the Company's request. The Board of Directors, in its discretion, shall have the power to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she is or was an employee of the Company.

         To the extent permitted under Nevada statutes (NRS 78.138), the Company may limit, through indemnification, the personal liability of its directors or officers in actions, claims or proceedings brought against such person by reason of that person's current or former status as an officer of director of the corporation. The Company may indemnify its directors or officers if such person acted in good faith and in a manner the person reasonably believed was, at least, not opposed to the best interests of the Company. In the event of a criminal action or proceeding, indemnification is not available if the person had reasonable cause to believe his or her action was unlawful.

         Further, in an action brought by the Company or in its right, if the person, after exhaustion of all appeals, is found to be liable to the Company, or if the person makes payment to the Company in settlement of such action, indemnification is available only to the extent a court of competent jurisdiction determines the person is fairly and reasonably entitled to indemnification. Such discretionary indemnification is available only as authorized on a case-by-case basis by: (1) the stockholders; (2) a majority of a quorum of the Board of Directors, consisting of members of the Board of Directors who were not parties to the action, suit or proceedings; (3) if a majority of a quorum of the Board of Directors consisting of members of the Board of Directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) if a quorum of the Board of Directors consisting of members of the Board who were not parties to the action cannot be obtained, by independent legal counsel in a written opinion.

         To the extent that a director or officer of the Company is successful in defending an action, suit or proceeding brought against that person as a result of their current or former status as an officer or director, the Company may indemnify such person against all expenses actually and reasonably incurred by such person in connection with the defense against such action, suit or proceeding. Nevada law also allows Nevada corporations to advance expenses to officers or directors, which costs are incurred by said officer or director in their defense of a civil or criminal action as those costs are incurred, upon receipt of an undertaking by or on behalf of the officer or director to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS

       The following exhibits are attached to this registration statement:

        Exhibit 1     Victory Capital Holdings Corporation 2003 Stock Award Plan
        Exhibit 2     Opinion of Smaha & Daley, APC
        Exhibit 3     Consent of HJ Associates & Consultants, LLP

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i) to include any prospectus required by Section
               10(a)(3) or the Securities Act;

                         (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) to include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [remainder of page intentionally left blank]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and the State of California, on this 27 day of October, 2003.

                                     VICTORY CAPITAL HOLDINGS CORPORATION

                                     /s/ Richard Zinman
                                     ---------------------------------
                                     By: Richard Zinman
                                     Its: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Madgett, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.

    Signature                       Title                          Date
--------------------------------------------------------------------------------

/s/ Richard Zinman           Chief Executive Officer              6/27/03

/s/ Richard Zinman           Chief Financial Officer              6/27/03

/s/ Harold Gregg             Director                             6/27/03

--------------------------------------------------
THIS  DOCUMENT  CONSTITUTES  PART OF A PROSPECTUS
COVERING  SECURITIES  THAT HAVE  BEEN  REGISTERED
UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------

           VICTORY CAPITAL HOLDINGS CORPORATION FKA: NEW ENVIRONMENTAL
                            TECHNOLOGIES CORPORATION

                              2003 STOCK AWARD PLAN

SECTION 1. PURPOSE

       This plan shall be known as the "VICTORY CAPITAL HOLDINGS CORPORATION
FKA: NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION 2003 STOCK AWARD PLAN" (the "Plan"). The purpose of the Plan is to promote the interests of VICTORY CAPITAL HOLDINGS CORPORATION FKA: NEW ENVIRONMENTAL TECHNOLOGIES CORPORATION (the "Company") and its Subsidiaries and the Company's stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders by providing them with opportunities to acquire shares of the Company's common stock, no par value (the "Common Stock") . With respect to any Options granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements. Options granted under the plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Committee at the time of the grant. Stock Awards and Stock Purchase Rights may also be granted under the Plan.

SECTION 2. DEFINITIONS

       As used in the Plan, the following terms shall have the meanings set forth below:

                  (b) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

                  (c) "BOARD" shall mean the board of directors of the Company.

                  (d) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Plan Award Agreement, any of the following events:

                           (i) An acquisition (other than directly from the
Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

                           (ii) The individuals who, as of the date hereof, are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

                           (iii) Approval by stockholders of the Company of:

                                    (A) A merger, consolidation or
reorganization involving the Company, unless,

                                            (1) The stockholders of the Company
immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                            (2) The individuals who were members
of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                                            (3) no Person (other than the
Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                                    (B) A complete liquidation or dissolution of
the Company; or

                                    (C) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "COMMITTEE" shall mean (i) the Board or (ii) a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code, and which shall be administering the Plan in accordance with Section 3 hereof.

                  (g) "CONSULTANT" shall mean any natural person who serves as a consultant to the Company or its Subsidiaries or Affiliates.

                  (h) "DIRECTOR" shall mean a member of the Board.

                  (i) "DISABILITY" shall mean, unless otherwise defined in the applicable Plan Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

                  (j) "ELIGIBLE PERSON" shall mean any Employee, Director, or Consultant shall be eligible to be designated a Participant

                  (k) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

                  (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (m) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of a Plan Award as of any date, (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

                  (n) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (o) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

                  (p) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

                  (q) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (r) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an option.

                  (s) "OUTSIDE DIRECTOR" shall mean, with respect to the grant of an Option, a member of the Board then serving on the Committee.

                  (t) "PLAN AWARD" shall mean any Incentive Stock Option, Non-Qualified Stock Option, Stock Award or Stock Purchase Right granted pursuant to the Plan.

                  (u) "PLAN AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Option, Stock Award or Stock Purchase Right, which may, but need not, be executed or acknowledged by a Participant.

                  (v) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an option under the Plan.

                  (w) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  (x) "RETIREMENT" shall mean, unless otherwise defined in the applicable Plan Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

                  (y) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  (z) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

                  (aa) "SECTION 162 (M)" shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

                  (bb) "SHARES" shall mean shares of the Common Stock, no par value, of the Company.

                  (cc) "STOCK AWARD" shall mean a Plan Award made under the Plan in Common Stock for which the Participant is not obligated to pay additional consideration, pursuant to Section 8 below.

                  (dd) "STOCK PURCHASE RIGHT" shall mean a right to purchase Common Stock pursuant to Section 8 below.

                  (ee) "STOCK PURCHASE RIGHT PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of Stock Purchase Right.

                  (ff) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

SECTION 3. ADMINISTRATION

         3.1 APPOINTMENT AND AUTHORITY OF COMMITTEE. The Plan shall be administered by the Board or a Committee, which shall be appointed, in the sole discretion by and serve at the pleasure of the Board; provided, however, with respect to Plan Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. In the event a Committee is appointed, the Board may from time to time increase or decrease (subject to the requirements of Section 2(f)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may also disband the Committee at any time and revest in the Board the administration of this Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Plan Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Plan Awards; (iv) determine the timing, terms, and conditions of any Plan Award; (v) accelerate the time at which all or any part of a Plan Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Plan Awards may be settled or exercised in cash, Shares, other securities, other options, bona fide services or other property, or canceled, forfeited, or suspended and the method or methods by which options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, Stock Awards, Stock Purchase Rights, other property, and other amounts payable with respect to a Plan Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Plan Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Plan Award at or after grant with the consent of the holder of the Plan Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 11 hereunder to amend or terminate the Plan.

         3.2 COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Plan Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Plan Award.

         3.3 ACTION BY THE COMMITTEE. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of a Plan Award or receipt of a Plan Award shall be effective only if a Plan Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Plan Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

         3.4 DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Plan Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Plan Awards held by Participants who are not officers or directors of the Company.

         3.5 NO LIABILITY. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Plan Award granted hereunder.

         3.6 ISSUANCE FOR SERVICES. Plan Awards may be granted to Eligible Persons in exchange for bona fide services performed on behalf of the Company, or any Subsidiary or Affiliate; provided, however, such services may not be in connection with the offer or sale of securities in a capital raising transaction, including, without limitation, any services and/or transaction which directly or indirectly promote or maintain a market for the Company's stock.

SECTION 4. SHARES AVAILABLE FOR PLAN AWARDS

         4.1 SHARES AVAILABLE. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Plan Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Plan Awards may be granted under the Plan shall be 1,000,000. The shares may be authorized but unissued, or reacquired Common Stock. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan may be increased, from time to time, by the Committee.

         If, after the effective date of the Plan, any Shares covered by a Plan Award granted under this Plan, or to which such a Plan Award relates, are forfeited or repurchased, or if such a Plan Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Plan Award, or to which such Plan Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Plan Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Plan Awards may be granted. In the event that any Plan Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Plan Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Plan Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

         4.2 ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder) : (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Plan Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Plan Awards under the Plan; and (3) the grant or exercise price with respect to any Plan Award under the Plan, provided that the number of shares subject to any Plan Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Plan Award.

         4.3 SUBSTITUTE OPTIONS. Any Shares issued by the Company as substitute options or similar stock purchase rights ("Substitute Options") in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Plan Awards under the Plan.

         4.4 SOURCES OF SHARES DELIVERABLE UNDER PLAN AWARDS. Any Shares delivered pursuant to a Plan Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5. ELIGIBILITY

       Any Employee, Director, or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Plan Awards granted pursuant to Section 7 of this Plan.

SECTION 6. STOCK OPTIONS

         6.1 GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted ("Optionees"), the number of Shares subject to each Option, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options evidenced by a Stock Option Agreement and such other documents as shall be determined by the Committee in accordance with the Plan ("Option Agreement"). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code, such Options shall be treated as Non-Qualified Stock Options.

         6.2 PRICE. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Options, the option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Payment for any Option granted pursuant to the terms of this Plan may be in such legal consideration, including for bona fide services rendered, as approved by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted options to reduce the Option Price of such Options, or (ii) cancel such Options and grant Substitute Options with a lower Option Price than the canceled Options.

         6.3 TERM. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

         6.4 EXERCISE.

                  (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

                  (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

                  (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

                  (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares, or (iii) such legal consideration, including for bona fide services rendered, as approved by the Committee; provided, however, that the Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an option may also be exercised by delivering a notice of exercise of the option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option Price, together with any applicable withholding taxes. Until the Optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

         6.5 TEN PERCENT STOCK RULE. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the Optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b) (6) of the Code), then any Incentive Stock Option to be granted to such Optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five
(5) years from the date such Option is granted.

SECTION 7. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR OPTIONS

         7.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other Options or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Awards or Stock Purchase Rights. The Board shall determine the terms and conditions of any such Options, Stock Awards or Stock Purchase Rights, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Options, Stock Awards or Stock Purchase Rights, subject to the terms of the Plan and applicable law.

         7.2 The Board may also grant Non-Qualified Stock Options, Stock Awards and/or Stock Purchase Rights to Outside Directors pursuant to the terms of the Plan. With respect to such Options, Stock Awards or Stock Purchase Rights, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8. STOCK AWARDS AND STOCK PURCHASE RIGHTS.

         8.1 STOCK AWARDS AND STOCK PURCHASE RIGHTS. Stock Awards and Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Plan Awards and/or cash awards made outside of the Plan. After the Committee determines that it will issue Stock Awards and/or offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the issuance/offer, including the number of Shares awarded to such person the price to be paid, if any, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with the Nevada Business Corporations Act, N.R.S. ss.ss. 7-101-101 ET SEQ., to the extent such sections are applicable. A Stock Award or Stock Purchase Right Agreement shall be in such form and include such other documents as determined by the Committee in accordance with the Plan.

         8.2 PRICE. The Committee in its sole discretion shall establish (i) the fair market value of bona fide services rendered for shares issued pursuant to a Stock Award, and/or (ii) the price for Shares issued pursuant to a Stock Purchase Right at the time each Stock Award and/or Stock Purchase Right is granted. The value of services rendered for Shares issued pursuant to Stock Awards and the purchase price of Shares issued pursuant to a Stock Purchase Right may not be less than 100% of the Fair Market Value of the Shares with respect to which the Stock Award or Stock Purchase Right is granted on the date of grant. Payment for any Shares acquired by exercise of a Stock Purchase Right granted pursuant to the terms of this Plan may be in such legal consideration, including for bona fide services rendered, as approved by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of
Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Stock Purchase Rights to reduce the purchase Price of such Stock Purchase Rights , or (ii) cancel such Stock Purchase Rights and grant substitute Stock Purchase Rights with a lower purchase Price than the canceled Stock Purchase Rights.

         8.3 REPURCHASE OPTION. The Stock Award Agreement or Stock Purchase Right Agreement may contain such repurchase option as determined by the Committee and be exercisable upon the voluntary or involuntary termination of the purchasee's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Stock Award Agreement and/or Stock Purchase Right Agreement shall be the original fair market value of the Stock Award or the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine. Except with respect to Shares purchased by Officers, Directors, and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

         8.4 OTHER PROVISIONS. The Stock Award Agreement and/or Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

         8.5 RIGHTS AS A SHAREHOLDER. Once the Stock Award has been issued and/or the Stock Purchase Right has been exercised, the Participant shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Award is issued or the Stock Purchase Right is exercised, except as provided in Section 4 of the Plan.

SECTION 9. TERMINATION OF EMPLOYMENT

        The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Plan Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Plan Award Agreement or in such rules and regulations as it may prescribe.

SECTION 10. CHANGE IN CONTROL

        Upon a Change in Control, to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Plan Awards outstanding under the Plan or shall substitute similar Plan Awards (including an option to acquire the same consideration paid to the stockholders in the transaction described in this section 10) for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Plan Awards, or to substitute similar Plan Awards for those outstanding under the Plan, then, with respect to Plan Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such options may be exercised shall be accelerated prior to such event and the Plan Awards shall be terminated if not exercised after such acceleration and at or prior to such event.

SECTION 11. AMENDMENT AND TERMINATION OF PLAN; PLAN AWARDS

         11.1 AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

         11.2 AMENDMENTS TO PLAN AWARDS. Subject to the restrictions of Sections
6.2 and 8.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Plan Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Plan Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

         11.3 ADJUSTMENTS OF PLAN AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Plan Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         11.4 EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any person holding a Plan Award, unless mutually agreed otherwise between such person and the Committee, which agreement must be in writing and signed by such person and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Plan Awards granted under the Plan prior to the date of such termination.

SECTION 12. TERM OF THE PLAN

         12.1 EFFECTIVE DATE. The Plan shall be effective as of May 30, 2003 provided it is approved and ratified by the Company's stockholders on or prior to May 30, 2004 to the degree and manner such stockholder approval is required under applicable laws.

         12.2 EXPIRATION DATE. No new Plan Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Plan Award Agreement, any Plan Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Plan Award or to waive any conditions or rights under any such Plan Award shall, continue after the tenth (10th) anniversary of the Effective Date.

SECTION 13. GENERAL PROVISIONS

         13.1 LIMITED TRANSFERABILITY OF PLAN AWARDS. Except as otherwise provided in the Plan, no Plan Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Plan Award Agreement. No transfer of a Plan Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

         13.2 NO RIGHTS TO PLAN AWARDS. No Person shall have any claim to be granted any Plan Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Plan Awards. The terms and conditions of Plan Awards need not be the same with respect to each Participant.

         13.3 SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Plan Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.4 WITHHOLDING. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Plan Award, from any payment due or transfer made under any Plan Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Plan Awards or other property) of any applicable withholding or other taxes in respect of a Plan Award, its exercise, or any payment or transfer under a Plan Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         13.5 PLAN AWARD AGREEMENTS. Each Plan Award hereunder shall be evidenced by a Plan Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Plan Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Plan Award Agreement, the terms of the Plan shall prevail.

         13.6 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Plan Awards.

         13.7 NO RIGHT TO EMPLOYMENT. The grant of a Plan Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in a Plan Award Agreement.

         13.8 NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the Plan and the applicable Plan Award Agreement, no Participant or holder or beneficiary of any Plan Award have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

         13.9 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Plan Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to conflicts of laws principles.

         13.10 SEVERABILITY. If any provision of the Plan or any Plan Award Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Plan Award, or would disqualify the Plan or any Plan Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Plan Award, such provision shall be stricken as to such jurisdiction, Person or Plan Award and the remainder of the Plan and any such Plan Award shall remain in full force and effect.

         13.11 OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under a Plan Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Plan Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

         13.12 NO TRUST OR FUND CREATED. Neither the Plan nor any Plan Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to a Plan Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

         13.13 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Plan Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         13.14 CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Plan Award unless the exercise of such Plan Award and the issuance and delivery of such Shares shall comply with Applicable Laws.

                  (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Committee may require the person exercising such Plan Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         13.15 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         13.16 RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         13.17 INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Plan Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

         13.18 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Date: June 27, 2003                         "COMPANY"
                                            VICTORY CAPITAL HOLDINGS CORPORATION
                                            FKA: NEW ENVIRONMENTAL TECHNOLOGIES
                                            CORPORATION,
                                            A NEVADA CORPORATION

                                            By: Richard Zinman
                                            Its: CEO

                                                                   June 26, 2003

Board of Directors
Victory Capital Holdings Corporation
11718 Barrington Court, Suite 709
Los Angeles, California 90049

        RE:     VICTORY CAPITAL HOLDINGS CORPORATION
                REGISTRATION STATEMENT ON FORM S-8
                2003 STOCK AWARD PLAN

Gentlemen:

         We have acted as counsel to Victory Capital Holdings Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 27, 2003, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the no par value common stock (the "Common Stock") of the Company that will be issued on the exercise of Plan Awards (the "Plan Awards") that may be granted in the future under the Victory Capital Holdings Corporation 2003 Stock Award Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and approval of the Plan; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the Plan Awards to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Plan Awards granted under the Plan, (iii) the exercise of Plan Awards is in accordance with the provisions thereof and in accordance with the provisions of the Plan, and (iv) assuming the consideration for the shares of Common Stock issuable upon the exercise of the Plan Awards is actually received by the Company as provided in the Plan, then the shares of Common Stock to be issued pursuant to the exercise of the Plan Awards, will be validly issued, fully paid and nonassessable.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 2 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                                             Very truly yours,

                                             /s/ John L. Smaha
                                             -----------------------------
                                             John L. Smaha, Esq.
                                             SMAHA & DALEY

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To the Board of Directors and
Shareholders of Victory Capital Holdings Corporation
(Fka New Environmental Technologies Corporation)
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of Victory Capital Holdings Corporation (Fka New Environmental Technologies Corporation), on Form S-8, of our audit report dated March 17, 2003, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) of Victory Capital Holdings Corporation (Fka New Environmental Technologies Corporation), for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
June 27, 2003